EXHIBIT 11.1
                           ELEXSYS INTERNATIONAL, INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
               (In thousands of dollars, except per share amounts)


                                         Three Months Ended   Nine Months Ended

                                          June 28,  June 29,  June 28,  June 29,

                                           1997      1996      1997      1996
                                          -------   -------   -------   -------

Net income                                $ 2,599   $ 1,964   $ 6,006   $ 6,203
                                          =======   =======   =======   =======

Earnings per common share and common
share equivalents:
     Primary                              $  0.26   $  0.20   $  0.61   $  0.65
     Fully diluted                        $  0.26   $  0.20   $  0.61   $  0.65
                                          =======   =======   =======   =======

Weighted average common
and dilutive common equivalent
shares outstanding:
Primary
     Weighted average common
            shares outstanding              9,474     9,189     9,403     9,112
     Common shares relating
            to stock options                  528       430       441       436
                                          -------   -------   -------   -------
     Weighted average common
            and common equivalent
            shares outstanding:            10,002     9,619     9,844     9,548
                                          =======   =======   =======   =======

Fully diluted
     Weighted average common
         shares outstanding:                9,474     9,189     9,403     9,112
      Common shares relating to
         stock options                        528       430       441       436
                                          -------   -------   -------   -------

     Weighted average common and
         common equivalent shares
        outstanding                        10,002     9,619     9,844     9,548
                                          =======   =======   =======   =======





         Refer to Note 4 captioned "Earnings Per Share" of Notes to Consolidated Financial Statements in the Company's Form 10-Q for the quarterly period ended June 28, 1997 for additional discussion of earnings per share.